Exhibit 10.2

STANDBY FINANCING AGREEMENT

This STANDBY FINANCING AGREEMENT, dated as of June 14, 2017 (the “Agreement”), by and between IMMUNE PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), on the one hand, and DANIEL KAZADO, an individual residing at Raanana, Israel (“Kazado” or the “Standby Financer”).

WHEREAS, the Company intends to enter into an Asset Purchase Agreement, dated as of June 15, 2017 (as the same may be amended, modified or supplemented from time to time, the “APA”), with Meda Pharma SARL, a Luxembourg corporation with the registration number RC Luxembourg B157784 (the “Seller”), substantially contemporaneously with the execution and delivery of this Agreement and to issue as promptle as reasonably practicable after execution and delivery of the APA a press release announcing the transactions contemplated by the APA in such form as has been or may be agreed upon by the Company with Seller and approved by the Company’s Board of Directors;

WHEREAS, the Standby Financer has reviewed and understands the terms and conditions of the APA, including the Schedules thereto, and the obligations of the Company thereunder;

WHEREAS, the Company intends that the assets acquired pursuant to the APA will be used and, if deemed practicable by the Company’s Board of Directors, held by the Company’s Cytovia Inc. (“Cytovia”) subsidiary and that Cytovia thereby will benefit from the transactions contemplated by the APA;

WHEREAS, the Company expects to finance the funding required to complete the transactions contemplated by the APA through Cytovia on a basis that is without recourse to the Company, and Kazado, in his capacity as a member of the Company’s Board of Directors, has stated he is highly confident such non-recourse financing can be obtained by Cytovia on a basis reasonably acceptable to the Company’s Board of Directors;

WHEREAS, Kazado is a member of the Company’s Board of Directors and a beneficial owner of the Company’s capital stock, Kazado is an early and significant investor in the Company and thereby has a significant interest in the Company’s business, prospects and financial affairs;

WHEREAS, the Company would not enter into the APA without the Standby Financer entering into this Agreement and undertaking its obligations hereunder, and the parties hereto intend that the obligations of the Standby Financer hereunder will support the obligations of the Company to pay the Fixed Consideration, in installments in advance of when corresponding installments of Fixed Consideration are required to be paid on each Fixed Payment Date under the APA, in the aggregate amount of $5,000,000, under and in accordance with the terms of the APA;

WHEREAS, the Standby Financer believes that it is in his best interest to enter into this Agreement and undertake his obligations hereunder, and that he will benefit therefrom;

WHEREAS, subject, among other things, to final authorization of the Company’s Board of Directors, the Company has publicly announced that it intends to pursue a possible separation of Cytovia into a stand-alone company independent from Immune;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties covenants and agreements set forth in this Agreement and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   Defined Terms. Unless the context otherwise requires, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the APA.

2.   Agreement to Lend. In the event that Cytovia has not obtained funding on terms reasonably acceptable to the Company (including, without limitation, that such funding be on a basis that is without recourse to the Company) at or prior to three Business Days prior to each Fixed Payment Date under the APA that, in the opinion of the Company’s Board of Directors, is sufficient for the Company, after giving due consideration of the Company’s then current and reasonably anticipated future consolidated obligations and liquidity requirements, to pay all of the Fixed Consideration due and payable on such Fixed Payment Date, upon notice given by the Company to the Standby Financer at least two Business Days prior to such Fixed Payment Date, the Standby Financer shall lend the Borrower (as defined below) an amount in immediately available funds equal to the Fixed Consideration due and payable on such Fixed Payment Date for use by the Company to pay such Fixed Consideration (the “Standby Commitment”). The loan made by the Standby Financer in respect of a Fixed Payment Date shall be evidenced by a promissory note in an aggregate principal amount equal to the amount of funds lent by the Standby Financer in respect of such Fixed Payment Date substantially in the form of Exhibit A to this Agreement that shall be delivered by the Company to the Standby Financer upon delivery of such funds by the Standby Financer to the Company. As promptly as reasonably practicable after the execution and delivery hereof, the Company shall pay the Standby Financer a fee of $500 for the Standby Commitment. The Standby Commitment shall expire on the earlier of (a) satisfaction in full by the Standby Financer of his obligations under this Section 2, (b) Cytovia having obtained funding on terms reasonably acceptable to the Company (including, without limitation, that such funding be on a basis that is without recourse to the Company) that, in the opinion of the Company’s Board of Directors, is sufficient for the Company, after giving due consideration of the Company’s then current and reasonably anticipated future consolidated obligations and liquidity requirements, to pay all of the Fixed Consideration that may become due and payable under the APA (the “Funding Satisfaction”), and (c) the Company having been fully discharged of and released from all liability of all of its obligations under the APA. “Borrower” means the Company or Cytovia as determined by the Company’s Board of Directors in its sole discretion and designated in the notice to be given by the Company pursuant to this Section 2.

3.   Unconditional Obligations. The obligations of the Standby Financer under this Agreement are in no way conditioned upon any event or contingency, or upon any attempt to enforce the Company’s or the Seller’s performance under the Agreement or any Transaction Document or any other right or remedy against the Company, the Seller or any other person or entity or to collect from the Company or the Seller through the commencement of legal proceedings or otherwise, and shall be binding upon and enforceable in full against the Standby Financer without regard to the genuineness, regularity, validity or enforceability of the APA, any Transaction Document, or any term hereof or thereof, or lack of capacity, power or authority of any party executing this Agreement, the APA or any Transaction Document or any circumstance which might otherwise constitute a defense available to, or a discharge of, the Standby Financer in respect of their respective obligations or the obligations of the Company to pay the Fixed Consideration that are supported by this Agreement. The Standby Financer hereby waives notice of, and proof of reliance by, the Company or the Seller upon and acceptance of the Standby Financer’s obligations herein, and of nonperformance by the Company or the Seller of any of its obligations under the APA or any Transaction Document and of any other notices or demands of any kind whatsoever. The Company, on the one hand, and the Seller, on the other hand, may enter into any amendment, waiver or modification of the APA or any Transaction Document, whether or not such amendment, waiver or modification would in any way increase or decrease the extent of the Standby Financer’s obligations hereunder, without notice to or consent of the Standby Financer and without thereby releasing the Standby Financer hereunder or incurring any liability to the Standby Financer. No exercise of or failure to exercise any claims, rights or remedies of any kind or nature in connection with the APA or any other Transaction Document shall affect, impair or discharge, in whole or in part, the liability of the Standby Financer hereunder. No settlement, compromise, release or surrender by the Company or the Seller of any claims, rights or remedies of any kind or nature in connection with the APA or any Transaction Document shall affect, impair or discharge, in whole or in part, the liability of the Standby Financer hereunder in respect of any claims, rights or remedies (or part thereof) not expressly compromised, released or surrendered. The obligations of the Standby Financer shall not be released or affected by voluntary or involuntary proceedings by or against the Company or the Seller in bankruptcy or receivership or for reorganization or other relief under any bankruptcy, receivership or insolvency law. The Standby Financer’s obligations herein shall continue to be effective or shall be reinstated automatically, as the case may be, if at any time any payment, or any part thereof, by the Company is rescinded or must otherwise be returned by the Seller upon the insolvency, bankruptcy, receivership, dissolution, liquidation or reorganization of the Company or otherwise, all as though any such payment had not been made.

4.   Representations and Warranties of the Parties. Each of the parties to this Agreement represents and warrants that: (a) if such party is an individual, that such party is an individual, such party has the right, power and legal capacity to enter into this Agreement, and, if such party is an entity, such party has been duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite legal and organizational right, power and authority to enter into this Agreement; (b) if such party is an entity, this Agreement and the execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational action on the part of such party, including, without limitation, having been authorized by its Board of Directors, managers or comparable body and, if necessary, by its stockholders or other equity holders, as applicable; (c) this Agreement is the valid and legally binding obligation of such party enforceable against such party in accordance with its terms; (d) the execution, delivery and performance of this Agreement by such party has not and will not, with or without notice, the lapse of time or both, conflict with or violate, (i) if such party is an entity, any of its constituting documents, and (ii) in the case of any party, any law, rule or regulation applicable to such party, or any agreement, instrument or indenture to which it is a party or to which the assets of such party are subject; (e) no consent, authorization, notification, filing or permit is required to be made or obtained by such party from any governmental authority or other person or entity in connection with the execution, delivery and performance of this Agreement; and (f) the execution, delivery and performance of this Agreement by such party will not result in the creation or imposition of any lien, claim, charge or encumbrance on any of the assets of such party.

5.   Representation, Warranty and Covenant of Standby Financer. The Standby Financer represents and warrants that the Standby Financer has and at all times prior to the Completion will maintain and reserve for the performance of the Standby Financer’s obligations hereunder cash in an amount equal to at least the amount of the Fixed Consideration and such cash shall not be subject to a lien, claim, charge or encumbrance in favor of any person or entity other than the Company. If the Funding Satisfaction shall not have occurred on or prior to July 28, 2017, upon the request of the Company from time to time, the Standby Financer will provide the Company with evidence, including financial statements, bank or brokerage statements and other documentation, satisfactory to the Company of the accuracy of the representation and warranty set forth in the immediately preceding sentence.

6.   Notices, Statements, Etc. All notices or statements to be made hereunder shall be in writing and shall be given to or made at the respective addresses of the parties as set forth on the signature page hereto, unless written notification of a change of address is given by a party to the other party. All notices hereunder shall be given by addressing them as indicated and by delivering them via certified or registered mail, return receipt requested, postage prepaid or through a national overnight courier service (e.g., FedEx), by facsimile or by email and shall be effective as of the date of receipt of such notice by the other party.

7.   Governing Law; Jurisdiction; Service of Process, Etc. This Agreement shall be construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws. Any claim arising under this Agreement shall be prosecuted in a federal or state court of competent jurisdiction located within New York County, New York, and the parties consent to the jurisdiction and venue of such court and, to the extent permitted by law, the service of process in any manner as provided in Section 6 hereof for the making of notices or statements. The Standby Financer hereby appoints Dr, Daniel Teper as his agent for service of process in respect of any claim asserted in respect of this Agreement and any such service of process may be served upon Dr. Teper at the address of the Company set forth on the signature page of this Agreement or as permitted under applicable law.

8.   Interpretation and Construction. The word “or” shall be interpreted to have both its conjunctive and disjunctive meaning whenever possible. The paragraph titles and headings are intended solely for convenience and shall not affect the construction or interpretation of any of the provisions of this Agreement. The language used herein, unless defined specifically, shall be construed according to its reasonable and customary meaning in the United States. The Company would be irreparably harmed in the event of a breach hereof by the Standby Financer. In the event of a breach, this Agreement may be specifically enforced by the Company without the necessity of proving damages or the posting of a bond. This Agreement shall at all times be construed so as to carry out its stated purposes.

9.   Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. Each of the parties acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce any party to execute or authorize the execution of this Agreement, and acknowledges that such party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein.

10. Survival and Severability. Notwithstanding anything to the contrary herein, all provisions hereof are hereby limited to the extent mandated by any applicable law or judicial decisions thereunder. If any one or more paragraphs, clauses or other portions hereof should ever be determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, or be illegal, invalid or unenforceable within any jurisdiction by reason of any existing law or statute, then, to that extent and within the jurisdiction in which it is illegal, invalid or unenforceable, it shall be limited, construed or severed and deleted herefrom, and the remaining extent and/or remaining portions hereof shall survive, remain in full force and effect and continue to be binding, and shall not be affected except insofar as may be necessary to make sense hereof, and shall be interpreted so as to give effect to the intention of the parties insofar as that is possible.

11. Waiver, Modification. The terms of this Agreement may not be waived or modified except by an agreement in writing executed by each of the parties hereto. The waiver by a party of any breach of this Agreement must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

12. Counterparts. This Agreement may be executed contemporaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Electronic Transmission. The parties agree that transmission to the other party of this Agreement with its or facsimile signatures shall suffice to bind the party transmitting same in the same manner as if an original signature had been delivered. Without limitation of the foregoing, each party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other party as soon as possible thereafter.

14. Representation by Counsel. Each party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it or he desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date set forth above.

IMMUNE PHARMACEUTICALS, INC.

By:
Name:
Title:

Address:	Immune Pharmaceuticals, Inc.
500 Sylvan Avenue
Suite 101
Englewood Cliffs, NJ 07632
Attention:	Chief Executive Officer
Email: elliot.maza@immunepharma.com
Fax: (201) 608-5103

Daniel Kazado

Address:

Email: kazadodaniel1@gmail.com
Fax:

[Signature Page to Standby Financing Agreement]

EXHIBIT A

PROMISSORY NOTE

U.S. $[Amount of Loan Made]	DATE: [●]

FOR VALUE RECEIVED, [●] Inc.,1 a [●] corporation (the “Debtor”), promises to pay to the order of DANIEL KAZADO (the “Creditor”) the principal sum of [Amount of Loan] United States Dollars (U.S. $[Amount of Loan Made by Such Creditor]) together with interest thereon at the rate of seven percent (7%) per annum.  The principal hereof shall be payable on the [18-month anniversary of such Loan] (the “Maturity Date”) together with any outstanding interest on this Note. Interest accrued and unpaid on this Note shall be due and payable on the Maturity Date. All amounts payable under or in respect of this Note shall be payable to Creditor at [●]. Both principal and interest shall be payable in lawful money of the United States of America and in immediately available funds, without setoff or counterclaim, free of any taxes or withholdings.

Debtor, at its option, may prepay this Note in full or in part without premium or penalty.

In case an Event of Default (defined below) shall occur, the entire principal amount hereof together with accrued interest may be declared immediately due and payable. If suit is brought on this Note to enforce payment, the Debtor agrees to pay reasonable attorney's fees incurred by the Creditor in connection with such suit and all other costs, losses and expenses of the Creditor incurred in connection with the enforcement of this Note.

If (a) Debtor fails to pay the principal and interest due hereunder on the Maturity Date and such failure continues for a period of five (5) days; or (b) unless such indebtedness is being diligently contested by Debtor in good faith, Debtor fails to make any payment of indebtedness (other than the indebtedness evidenced by this Note) for money borrowed or fails to perform the terms of any agreement relating to such indebtedness and such default shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified, and such indebtedness shall be accelerated or declared due and payable prior to the stated maturity thereof; or (c) Debtor shall be involved in financial difficulties as evidenced by:  (1) its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (2) its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (3) the entry of an order for relief in any involuntary case commenced under said Title 11; (4) its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or its consenting to or acquiescing in such relief; (5) the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (6) its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property, then at the option and election of Payee, and without further notice, grace or opportunity to cure, the entire unpaid principal balance outstanding hereunder, together with all interest accrued thereon, if any, shall be accelerated and become immediately due and payable at the place of payment aforesaid. Each of the events or circumstances referred to in the immediately preceding sentence shall be deemed an “Event of Default”.

1 Debtor to be Immune Pharmaceuticals, Inc. or Cytovia Inc. as determined by the Board of Directors of Immune Pharmaceuticals, Inc.

Upon the occurrence and during the continuance of an Event of Default the rate of interest on this Note shall be increased to eleven percent (11%) per annum.

The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No failure on the part of Creditor or any holder hereof to exercise any right or remedy hereunder, whether before or after the occurrence of an Event of Default, shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute a waiver of any future Event of Default or of any other Event of Default. This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

The Debtor and Creditor hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision in this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, and if such court would declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent they are legal, valid and enforceable, and the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained therein, and the rights, obligations and interest of Debtor and the holder hereof under the remainder of this Note shall continue in full force and effect.

This Note shall inure to the benefit of Creditor and its successors and assigns and shall be binding upon the undersigned and its successors and assigns.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer being duly authorized, as of the date first above written.

[●] INC.

By:
Name:
Title: